SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 4, 2004

GLOBAL PRECISION MEDICAL INC.

(Exact Name of Registrant as Specified in Its Charter)

WYOMING	0-30330	98-0418148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

                                          P.O. Box 1609, 12406 Wright Avenue, Summerland, British Columbia, Canada

V0H 1Z0

                                                                      (Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: 250-404-0310

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Effective March 4, 2004, the Registrant engaged BDO Dunwoody LLP, Chartered Accountants, of Vancouver, British Columbia (“BDO”) as the Registrant’s principal accountants to audit the Registrant’s financial statements for the fiscal year ended December 31, 2003.  BDO replaces Deloitte & Touche LLP (“Deloitte”), Chartered Accountants, of Vancouver, British Columbia, which company had been previously engaged for the same purpose and whose dismissal was effective March 4, 2004.  Deloitte had been the principal independent accountant of the Company since 1997.

The report of Deloitte dated July 4 , 2003 on our consolidated financial statements (previously prepared in accordance with Canadian GAAP reconciled to US GAAP under Item 17 of Form 20-F) for the years ended December 31, 2001 and 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph that consolidated financial statements are affected by conditions and events that cast substantial doubt on our ability to continue as a going concern.  As well, their report dated July 4, 2003 also contained an explanatory paragraph regarding the change in accounting policy with respect to stock based compensation.

The change of principal independent accountants from Deloitte to BDO was recommended by the Company’s Audit Committee to the Board of Directors.  The Board of Directors approved the appointment of BDO as independent accountants for the fiscal year ended December 31, 2003.  Although shareholder approval of the appointment of BDO is not required, ratification of the appointment is being sought at the next annual meeting of shareholders being held May 5, 2004.

During the Registrant’s last two fiscal years ended December 31, 2002 and December 31, 2001, and during any subsequent interim periods preceding the date of termination, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of such disagreements in connection with their reports on the financial statements.

The Registrant has provided Deloitte with a copy of the disclosures made herein and has requested Deloitte to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of this proposed letter is filed as Exhibit 16.1 to this Form 8-K.

See also the Registrant’s press release on Exhibit 99.1 attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL PRECISION MEDICAL INC.

(Registrant)

Date: March 10, 2004

By

/s/ Linda Holmes

Linda Holmes, Corporate Secretary